UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 28, 2006
INTEGRATED ELECTRICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13783 (Commission File Number)	76-0542208 (IRS Employer Identification No.)

1800 West Loop South, Suite 500 Houston, Texas (Address of principal executive offices)	77027 (Zip Code)
Registrant’s telephone number, including area code: (713) 860-1500

(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     The purpose of this Amendment No. 1 is to amend the Current Report on Form 8-K filed by Integrated Electrical Services, Inc. (the “Company”) on April 3, 2006 (the “Original 8-K”) to correct incomplete and incorrect information disclosed therein. The Original 8-K was a preliminary draft inadvertently filed by the Company’s financial printer. The information in this Amendment No. 1 is intended to replace in its entirety the Original 8-K.
ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     Following disappointing financial results for the quarter to date period ended February 28, 2006 (see Item 8.01 “Other Events” in this Form 8-K), the Board of Directors of the Company directed senior management to develop alternatives with respect to certain underperforming subsidiaries, and on March 28, 2006 the Company committed to an exit plan (the “Plan”) with respect to those subsidiaries (the “Subsidiaries”). The Plan contemplates a wind-down of the operations of the Subsidiaries or the earlier sale or other disposition of the Subsidiaries.
     In conjunction with the Plan, the Company expects to incur total charges in the estimated range of $5.9 million to $11.1 million, which include the following estimated ranges:
     · $2.3 million to $5.4 million for additional direct labor and material costs;
     · $1.3 million to $1.5 million for lease exit and other related costs; and
     · $2.3 million to $4.2 million for severance, retention and other employment-related costs.
     The Company expects that all of the above charges will result in future cash expenditures within the estimated ranges specified above. Additionally, the Company expects to monetize the net working capital of approximately $30.6 million in these businesses. In monetizing this working capital and as a result of the Plan, the Company expects impairments to its working capital in an estimated range of $8.1 million to $10.0 million.
     The Plan is expected to be substantially completed by September 30, 2006. During the execution of the Plan, the Company expects to continue to pay its vendors and suppliers in full in the ordinary course of business and to complete all projects in progress.
     Aggregate revenues for the Subsidiaries totaled approximately $172.8 million for fiscal year 2005, representing approximately 16% of the Company’s total fiscal 2005 revenues. Aggregate forecasted fiscal 2006 revenues for the Subsidiaries were approximately $73.8 million for fiscal year 2006, representing approximately 8% of the Company’s total forecasted fiscal 2006 revenues, in each case as contemplated by the financial information attached to the Company’s First Amended Disclosure Statement for the First Amended Joint Plan of Reorganization of the Company and Certain of its Direct and Indirect Subsidiaries under Chapter 11 of the Bankruptcy Code, dated March 10, 2006, and included as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated March 13, 2006.
ITEM 8.01 OTHER EVENTS
     On March 28, 2006, the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”), filed their Monthly Operating Report covering the period beginning February 14, 2006 and ending on February 28, 2006 (the “Monthly Operating Report”), with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). A copy of the Monthly Operating Report was attached to the 8-K filed by the Debtors on March 30, 2006.
     To give investors a context for the partial monthly financial information set forth in the Monthly Operating Report and to permit investors to relate this information to the Debtors’ financial statements and results of operations for the quarterly period ended December 31, 2005 filed on Form 10-Q on February 9, 2006, the Debtors have determined to release interim information on their preliminary income statement financial results for the period from January 1, 2006 through February 28, 2006 (the “Financial Results”). The Financial Results are filed as Exhibit 99.1 hereto.

     The Financial Results are limited in scope and cover a limited time period. The Financial Results are unaudited, have not been reviewed by the Debtors’ independent registered public accounting firm and do not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States (“GAAP”), and therefore exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, and disclosure items. The Financial Results do not reflect the results of the Debtors for the quarter ended March 31, 2006 and do not reflect any quarter-end adjustments. The Debtors caution readers not to place undue reliance upon the Financial Results. There is no assurance that such information is complete. The information in the Financial Results should not necessarily be viewed as indicative of future results.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits.

Exhibit
Number	Description
99.1*	Preliminary Consolidated Statements of Operations for the month ended January 31, 2006, the month ended February 28, 2006 and the two months ended February 28, 2006.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.
By:	/s/ Curt L. Warnock
Curt L. Warnock
Senior Vice President and General Counsel

Date: April 3, 2006

EXHIBIT INDEX
     (c) Exhibits.

Exhibit
Number	Description
99.1*	Preliminary Consolidated Statements of Operations for the month ended January 31, 2006, the month ended February 28, 2006 and the two months ended February 28, 2006.

*	Filed herewith

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